INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 333-81719 of Columbus McKinnon Corporation on Form S-8 dated August 24, 1998, on the March 31, 1998 financial statements of GL International, Inc. appearing in the Annual Report on Form 10-K of Columbus McKinnon Corporation for the year ended March 31, 2000.


                                                   /s/ DELOITTE & TOUCHE LLP



Tulsa, Oklahoma
June 28, 2000